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PROXY                                                                     PROXY


                              U.S. CAN CORPORATION

      FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 29, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby authorizes Paul W. Jones and John L. Workman, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of common stock, par value $0.01 per share, of U.S. Can Corporation registered in the name of the undersigned and to act for the undersigned at the Special Meeting of Stockholders of U.S. Can Corporation to be held at the headquarters of the Company located at 900 Commerce Drive, Oak Brook, Illinois, at 9:00 a.m. (local time) on Friday, September 29, 2000, and at any adjournment thereof, as designated herein, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

New Address:
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       IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE



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                              U.S. CAN CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [  ]

The Special Committee and the Board of Directors each Recommend a Vote FOR the Proposal.

1. To approve and adopt the Agreement and Plan of Merger by and between U.S. Can Corporation and Pac Packaging Acquisition Corporation dated as of June 1, 2000, as amended by the First Amendment to Agreement and Plan of Merger dated as of June 28, 2000 and the Second Amendment to Agreement and Plan of Merger dated as of August 22, 2000, and any further amendments thereto.

         [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Check here if you plan to attend the Special Meeting          [ ]
Check here if address has changed                             [ ]
(make corrections on reverse side)

                        THIS AREA RESERVED FOR ADDRESSING


Dated:                     , 2000
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                                                     Signature(s)

                                                     Please sign exactly as name
                                                     appears hereon. Joint
                                                     owners should each sign
                                                     personally. Executors,
                                                     trustees, officers, etc.
                                                     should indicate their
                                                     titles when signing.

                              FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.